JPMORGAN U.S. SMALL COMPANY FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
07/10/03	Digital Theater Systems, Inc.

Shares            Price         Amount
21,700		  $17.00  	$368,900

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.19       N/A 	  0.57%	          0.60%

Broker
Cowen and Company New York

Underwriters of Digital Theater Systems, Inc.

Underwriters     	                Number of Shares
SG Cowen Securities Corporation      	 1,680,000
William Blair & Company, L.L.C.      	 840,000
Thomas Weisel Partners LLC      	 840,000
Allen & Company LLC      		 60,000
CIBC World Markets Corp.      		 60,000
Merriman Curhan Ford & Co.      	 60,000
J.P. Morgan Securities Inc.      	 60,000
Needham & Company, Inc.      		 60,000
U.S. Bancorp Piper Jaffray Inc.      	 60,000
Raymond James & Associates, Inc.      	 60,000
UBS Securities LLC      		 60,000
					----------------
Total					 3,840,000
					================




The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
07/31/03	Citadel Broadcasting Corp.

Shares            Price         Amount
28,800		  $19.00  	$547,200

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.14       N/A 	  0.13%	          0.57%

Broker
Goldman Sachs & Co. New York

Underwriters of Citadel Broadcasting Corp.

Underwriters     	                Number of Shares
Goldman, Sachs & Co.  			 6,270,000
Credit Suisse First Boston LLC  	 6,270,000
Deutsche Bank Securities, Inc.   	 3,135,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated   				 3,135,000
Bear, Stearns & Co., Inc.   		 522,500
Citigroup Global Markets, Inc.   	 522,500
J.P. Morgan Securities, Inc.   		 522,500
Wachovia Capital Markets, LLC   	 522,500
Allen & Company LLC   			 275,000
Banc of America Securities LLC   	 275,000
A.G. Edwards & Sons, Inc.   		 275,000
Scotia Capital (USA), Inc.   		 275,000
    					----------------
Total   				 22,000,000
					================







The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
09/18/03	Sigmatel, Inc.

Shares		Price		Amount
17,300     	$15.00		$259,500

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.05       N/A 	  0.18%	          0.19%

Broker
Merrill Lynch & Co., Inc.

Underwriters of Sigmatel, Inc.

Underwriters     	                Number of Shares
Merrill Lynch, Pierce, Fenner & Smith
Incorporated				 4,263,751
J.P. Morgan Securities, Inc.		 3,079,375
CIBC World Markets Corp.		 1,065,937
Needham & Company, Inc.			 1,065,937
Adams, Harkness & Hill, Inc.		 75,000
JMP Securities LLC			 75,000
Lehman Brothers, Inc.			 75,000
Pacific Growth Equities, Inc.		 75,000
Southwest Securities, Inc.		 75,000
Thomas Weisel Partners LLC		 75,000
U.S. Bancorp Piper Jaffray, Inc.	 75,000
					----------------
Total					 10,000,000
					================




The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
10/30/03	Overnite Corp.

Shares		Price		Amount
58,300      	$19.00		$1,107,700

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.09       N/A 	  0.23%	          0.25%

Broker
First Boston Brokerage Company

Underwriters of Overnite Corp.

Underwriters     	                Number of Shares
Credit Suisse First Boston LLC		 7,897,898
Morgan Stanley & Co. Incorporated	 7,897,898
Citigroup Global Markets Inc.		 2,429,097
Banc of America Securities LLC		 1,902,369
J.P. Morgan Securities Inc.		 1,902,369
Merrill Lynch, Pierce, Fenner & Smith
Incorporated				 1,902,369
BNP Paribas Securities Corp.		 178,000
Daiwa Securities America Inc.		 178,000
Stifel, Nicolaus & Company, Inc.	 178,000
SunTrust Capital Markets, Inc.		 178,000
Wachovia Capital Markets, LLC		 178,000
The Williams Capital Group, L.P.	 178,000
                                    	----------------
Total                               	 25,000,000
					================





The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/05/03	South Financial Group, Inc.

Shares		Price		Amount
16,163     	$27.00		$436,401

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.49       N/A 	  0.29%	          0.31%

Broker
Sandler O'Neill & Partners

Underwriters of South Financial Group, Inc.

Underwriters    	                Number of Shares
J.P. Morgan Securities Inc.		 2,282,500
Sandler ONeill & Partners, L.P.	   	 1,347,500
UBS Securities LLC			 907,500
Kelton International Limited		 357,500
Keefe, Bruyette & Woods, Inc.		 302,500
SunTrust Capital Markets, Inc.		 302,500
                                   	----------------
Total                               	 5,500,000
					================